Exhibit 1.1

CIT GROUP INC.

$250,000,000
6.10% Junior Subordinated Notes due March 15, 2067

Underwriting Agreement

March 13, 2007

J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
UBS SECURITIES LLC

As Representatives of the several Underwriters
named in Schedule II hereto

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

CIT Group Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its notes identified in Schedule I hereto (the “Notes”). The Notes are to be issued under a subordinated indenture, dated as of January 20, 2006, between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture dated as of January 31, 2007 between the Company and the Trustee (the indenture, as so supplemented, the “Indenture”). The Notes constitute a further issuance of, and will form a single series with, the Company’s outstanding 6.10% Junior Subordinated Notes due March 15, 2067 issued on January 31, 2007 in the aggregate principal amount of $500,000,000. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the

Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 24 hereof.

                         1. Representations and Warranties. The Company represents and warrants to each Underwriter as set forth below in this Section 1.

                         (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement (as defined in Rule 405) (File number 333-131159) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Notes. No notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing. The Company has filed with the Commission, pursuant to Rule 424(b), the Preliminary Prospectus relating to the Notes, which has previously been furnished to you. The Company will file with the Commission the Final Prospectus relating to the Notes in accordance with Rule 424(b). As filed, the Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

                         (b) (i) On each Effective Date, the Registration Statement did, (ii) at the Applicable Time, the Preliminary Prospectus to be filed pursuant to Rule 424(b) did, and (iii) when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the date of filing of the Base Prospectus, the form of the Indenture filed with the Commission did, and on the Closing Date, the Indenture will, comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.

                         (c) At the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

                         (d) The documents incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act and the respective rules thereunder, as applicable, and none of the documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further documents so filed and incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                         (e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163, and (iv) at the Applicable Time, the Company was a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

                         (f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the Applicable Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

                         (g) Each Issuer Free Writing Prospectus, including, without limitation, the final term sheet prepared and filed pursuant to Section 5(b) hereto, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

                         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

                         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule II hereto.

                         3. Delivery and Payment. Delivery of and payment for the Notes shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Final Prospectus.

                         5. Agreements. The Company agrees with the several Underwriters as follows:

                         (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

                         (b) Upon the request of the Underwriters, to prepare a final term sheet, substantially in the form of Exhibit A hereto, containing solely a description of the Notes and the offering thereof, in a final form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

                         (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

                         (d) If at any time when the Final Prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it should be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the delivery of the Final Prospectus, the Company will promptly (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the requirements of paragraph (a) of this Section 5, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus; and (iv) supply any supplemented or amended Final Prospectus to the several

Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

                         (e) The Company will file such reports pursuant to the Exchange Act and the rules and regulations thereunder, as are necessary in order to make generally available to its security holders as soon as practicable an earning statement within the meaning of Rule 158 under the Act for the purposes of, and to provide the benefits contemplated by the last paragraph of Section 11(a) of the Act.

                         (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                         (g) The Company will arrange, if necessary, for the qualification of the Notes for sale under the laws of such jurisdictions as the Representatives may designate upon consultation with the Company, will maintain such qualifications in effect so long as required for the sale of the Notes and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

                         (h) The Company represents and agrees that, unless it has obtained or will obtain the prior consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a Free Writing Prospectus that contains information in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectus included in Schedule III hereto. Any such free writing prospectus that the parties hereto have agreed to use, prior to the use thereof, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and it has complied and will comply, as the case may be, with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that contains only (i) information describing the preliminary terms of the Notes or their offering or (ii) information that describes the final terms of the Notes or their offering and that is included in the final term sheet of the Company contemplated by Section 5(b).

                         (i) During the period from the date hereof and continuing to and including the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of debt securities of the Company in the United States which are substantially similar to the Notes, without the prior written consent of the Representatives, with the exception of commercial paper issued in the ordinary course of business.

                         (j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the issuance of the Notes and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Prospectus and the Final Prospectus and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Prospectus and the Final Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Notes; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (vii) any registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states, and any other jurisdictions as the Representatives may designate pursuant to Section 5(g) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification), provided that the Company shall not be responsible for the fees and disbursements of more than one law firm (other than local counsel) for all the Underwriters in connection with the transactions contemplated by this clause (vii), including the preparation of a blue sky memorandum; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Notes; (ix) the fees and expenses of the accountants for the Company and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 5 and Sections 7 and 8 of this Agreement, the Underwriters will pay all of their own costs and expenses, including the costs and expenses of their counsel.

                         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Applicable Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                         (a) The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Company has paid the fees required by the Commission relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                         (b) The Company shall have requested and caused Shearman & Sterling LLP, United States counsel for the Company, to furnish to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

                         (c) The Company shall have requested and caused John P. Sirico, II, Assistant General Counsel of the Company, to furnish to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit C hereto and subject to usual and customary qualifications, limitations and assumptions.

                         (d) The Representatives shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, United States counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                         (e) The Company shall have furnished to the Representatives a certificate, signed by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any amendments or supplements thereto and this Agreement and that:

          (i)      the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

          (ii)      no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened, and

          (iii)      since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and the Company’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

                         (f) At the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Final Prospectus.

                         (g) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease in the amounts specified in the letter referred to in paragraph (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

                         (h) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                         (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                         The documents required to be delivered by this Section 6 will be delivered at the office of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, at 1875 Pennsylvania Avenue, N.W., Washington, D.C. 20006, on the Closing Date.

                         7. Reimbursement of Underwriters’ Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Lehman Brothers Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

                         8. Indemnification and Contribution. (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, such Underwriter or any such controlling person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained (i) therein in conformity with information furnished in writing by or on behalf of any Underwriter by the Representatives to the Company expressly for use in any of such documents or (ii) in the Form T-1 Statement of Eligibility under the Trust Indenture Act of the Trustee or arises out of or is based upon any alleged omission to state therein a material fact in connection with such information required to be stated therein or necessary to make such information not misleading. The Company’s agreement to indemnify each Underwriter or any such controlling person as aforesaid is expressly conditioned upon the Company being notified of the action in connection therewith brought against an Underwriter or such controlling person by letter or telegram or other facsimile transmission addressed to the Company with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon an Underwriter or such controlling person (or after such Underwriter or such controlling person shall have received notice of such service upon any agent designated by such Underwriter or such controlling person), but failure so to notify the Company shall not relieve the Company from any liability which it may have to an Underwriter or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 8.

                         The Company shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel satisfactory to such Underwriter or such controlling person and the payment of all expenses. The Underwriter or such controlling person against whom such suit is brought shall have the right to employ one separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or the expense of such controlling person unless (i) the employment of such counsel has been specifically authorized by the Company or (ii) the named parties to any such suit (including any impleaded parties) include such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case the Company shall not have the right to assume the defense of such action on the behalf of such Underwriter or on the behalf of such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any required local counsel) for such Underwriter and such controlling persons, which firm (and local counsel, if any) shall be designated in writing by the Underwriter. The Company shall not be liable for any settlement of any such action effected without its consent (which will not be unreasonably withheld or delayed).

                         The Company agrees to notify each Underwriter with reasonable promptness of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the Notes or with the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Final Prospectus.

                         (b) The Underwriters represent and warrant that the information furnished in writing to the Company expressly for use with reference to the Underwriters in the Registration Statement, the Preliminary Prospectus or the Final Prospectus does not contain any untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or necessary to make such information not misleading.

                         Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any other indemnified person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto which is in reliance on and in conformity with information furnished in writing by or on behalf of the Underwriters to the Company expressly for use with reference to the Underwriters, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in any of such documents or necessary to make such information not misleading. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Preliminary Prospectus and the Final Prospectus regarding delivery of the Notes and, under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus (in each case not including the Base Prospectus), (i) the list of Underwriters and their respective participation in the sale of the Notes in the Preliminary Prospectus and the Final Prospectus (in each case not including the Base Prospectus), (ii) the sentences related to concessions and reallowances in the Preliminary

Prospectus and the Final Prospectus (in each case not including the Base Prospectus), and (iii) the paragraphs related to market making, stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus (in each case not including the Base Prospectus), constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus. Each Underwriter’s agreement to indemnify the Company and any other indemnified person as aforesaid is expressly conditioned upon such Underwriter being notified of the action in connection therewith brought against the Company or any other indemnified person by letter, telegram, or facsimile transmission addressed to it at its address furnished to the Company for the purpose, with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon the Company or any other indemnified person (or after the Company or any such person shall have received notice of such service on any agent designated by the Company or any such person), but failure so to notify an Underwriter shall not relieve such Underwriter from any liability which it may have to the Company or any other indemnified person otherwise than on account of the indemnity agreement contained in this Section 8.

                         Each Underwriter shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel satisfactory to the Company or such other person and the payment of all expenses. The Company or other indemnified person against whom such suit is brought shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company or such other indemnified person unless (i) the employment of such counsel has been specifically authorized by such Underwriter or (ii) the named parties to any suit (including any impleaded parties) include the Company or such other indemnified person and such Underwriter, and the Company or such other indemnified person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Underwriter, in which case the Underwriter shall not have the right to assume the defense of such action on behalf of the Company or such other indemnified person, it being understood, however, that such Underwriter shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any required local counsel) for the Company and such person, which firm (and local counsel, if any) shall be designated in writing by the Company. An Underwriter shall not be liable for any settlement of any such action effected without its consent (which will not be unreasonably withheld or delayed).

                         (c) If the indemnification provided for in this Agreement is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) and (b) above for any reason other than as specified therein in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes; or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) to the Company from the sale of the Notes bears to the total underwriting fees received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Agreement were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Agreement, each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes placed by such Underwriter exceeds the amount of the damages which such Underwriter has otherwise been required to pay by reason of an untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Underwriter’s obligation in this subsection (c) to contribute is several and not joint, in the same proportion which the amount of the Notes which were distributed to the public by such Underwriter pursuant to this Agreement bears to the total amount of such Notes distributed to the public through all of the Underwriters pursuant to this Agreement.

                         The obligations of the Company and the Underwriters under this Section 8 shall be in addition to any liability that the Company or the Underwriters may otherwise have.

                         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

                         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

                         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7, 8 and the final sentence of Section 9 hereof shall survive the termination or cancellation of this Agreement.

                         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Debt Capital Markets, Financial Institutions Group (with a copy to the General Counsel at the same address) or, if sent to the Company, will be mailed, delivered or telefaxed to (973) 740-5148 and confirmed to it at 1 CIT Drive, Livingston, New Jersey 07039, attention of the Legal Department.

                         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

                         14. No Fiduciary Duty. The Company hereby acknowledges that (a) each of the Underwriters has been retained solely as an underwriter of the Notes and not as an advisor to, or agent of, the Company or any other person, and (b) the engagement of each of the Underwriters, in connection with the issuance and sale of the Notes, is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Company and each of the Underwriters agree that it is solely responsible for making its own independent judgments with respect to the issuance and sale of the Notes.

                         15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

                         16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                         17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                         18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                         19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                         20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

                         “Act” and “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                         “Applicable Time” means 3:00 p.m. (New York City time) on the date of this Agreement.

                         “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

                         “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                         “Commission” shall mean the Securities and Exchange Commission. “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

                         “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

                         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                          “Final Prospectus” shall mean the prospectus supplement relating to the Notes that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

                         “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

                         “Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                         “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

                         “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

                         “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A or Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

                         “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

                         “Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

                         “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

                         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

CIT Group Inc.

By: /s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Executive Vice President & Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

By: J.P. MORGAN SECURITIES INC.

By: /s/ Jose C. Padilla
     Name: Jose C. Padilla
     Title: Vice President

By: LEHMAN BROTHERS INC.

By: /s/ Martin Goldberg
     Name: Martin Goldberg
     Title: Senior Vice President

By: UBS SECURITIES LLC

By: /s/ Spencer Haimes
     Name: Spencer Haimes
     Title: Executive Director

By: /s/ Chris Delucia
     Name: Chris Delucia
     Title: Associate Director

For themselves and as Representatives of
the other several Underwriters
named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated March 13, 2007

Representatives: Lehman Brothers Inc.

Title, Underwriting Discount, Purchase Price and Description of Notes:

Title:	6.10% Junior Subordinated Notes due March 15, 2067

Principal amount:	$250,000,000

Underwriting discounts and
commissions per Note: 1.000%

Purchase Price:	97.120%

Interest:	From and including January 31, 2007 (the “original issue date”) up to, but not including, March 15, 2017 or earlier redemption date at a fixed rate equal to 6.10% per year. From and including March
15, 2017 to, but not including, the maturity date or earlier redemption date, at an annual rate equal to three-month LIBOR
(Reuters Page LIBOR01) plus a margin equal to 1.815% (181.5
basis points)

Sinking fund provisions: None

Optional redemption:
Redeemable in whole or in part, on or after March 15, 2017, for cash in an amount equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest,
including any compounded interest, on such notes to the
redemption date.
Redeemable in whole or in part, prior to March 15, 2017, for cash in an amount equal to the applicable make-whole
redemption amount.

Redemption for Tax Event
Or Rating Agency Event:

Redeemable in whole but not in part, prior to March 15, 2017, for cash in an amount equal to the make-whole redemption
amount.

Closing Date, Time and Location: March 16, 2007 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 1875 Pennsylvania N.W., Washington, D.C. 20006.

Type of Offering: Non-delayed

SCHEDULE II

Principal Amount of
6.10% Junior
Subordinated Notes to be
Underwriters	Purchased
J.P. Morgan Securities Inc	$50,000,000
Lehman Brothers Inc	95,000,000
UBS Securities LLC	50,000,000
Bear, Stearns & Co. Inc	50,000,000
Blaylock & Company, Inc	5,000,000
Total	$250,000,000

SCHEDULE III

                         Schedule of Free Writing Prospectuses included in the Disclosure Package

Final Term Sheet, attached as Exhibit A hereto

EXHIBIT A

Filed pursuant to Rule 433
Registration Statement No. 333-131159

CIT GROUP INC.
6.10% JUNIOR SUBORDINATED NOTES DUE 2067
Final Term Sheet

Issuer:	CIT Group Inc.

Securities:	6.10% Junior Subordinated Notes due March 15, 2067

Legal Format:	SEC Registered – Registration Statement No. 333-131159

Amount:	$250,000,000

CUSIP:	125577AX4

Pricing Date:	March 13, 2007

Settlement Date:	March 16, 2007 (T+3)

Maturity Date:	March 15, 2067

Issue Price:	98.120%

Underwriting Discount:	1.00%

Proceeds to Issuer:	$242,800,000, plus accrued and unpaid interest from and
including January 31, 2007 to but excluding the Settlement
Date

Accrued and Unpaid Interest:	Purchasers of the notes will be required to pay accrued and
unpaid interest on the notes from and including January 31,
2007 to but excluding the Settlement Date, in the amount of
$1,948,611.11. Purchasers of the notes will be entitled to
receive the full amount of the next semi-annual regular
interest payment on September 15, 2007.

Treasury Benchmark:	4.625% due February 15, 2017

Benchmark Treasury Rate:	4.504%

Spread to Benchmark Treasury:	+185 basis points (1.85%)

Interest:

Fixed Rate Period:	6.10% coupon paid semi-annually in arrears to, but not
including, March 15, 2017 or earlier redemption date,
payable on March 15 and September 15, commencing
September 15, 2007, subject to the Issuer’s right or obligation to defer.

Floating Rate Period:	From and including March 15, 2017 to, but not including, the maturity date or earlier redemption date, at an annual rate

equal to three-month LIBOR (Reuters Page LIBOR01) plus a
margin equal to 1.815% (181.5 basis points), payable
quarterly in arrears on March 15, June 15, September 15 and
December 15, commencing on June 15, 2017, subject to the
Issuer’s right or obligation to defer.

Day Count Convention:	30/360 (fixed rate period), Actual/360 (floating rate period)

Optional Redemption:	Redeemable in whole or in part, on or after March 15, 2017,
for cash in an amount equal to 100% of the principal amount
of the notes to be redeemed, plus accrued and unpaid interest, including any compounded interest, on such notes to the
redemption date.

Redeemable in whole or in part, prior to March 15, 2017, for cash in an amount equal to the applicable make-whole
redemption amount.

“Make-whole redemption amount” for an optional
redemption means the sum of (i) the present value of the
aggregate principal amount outstanding of the notes to be
redeemed on the payment date falling on March 15, 2017 and
(ii) the present values of scheduled semi-annual interest
payments from, but not including, the date fixed for
redemption through and including the payment date on March
15, 2017, in each case discounted to the date fixed for
redemption on a semi-annual basis (assuming a 360-day year
consisting of twelve 30-day months) at the treasury rate plus
20 basis points, plus any accrued and unpaid interest, together with any compounded interest to the date of redemption, as
calculated by the quotation agent; provided, however that in no event will the make-whole redemption amount be less
than the par redemption amount.

Redemption for Tax Event or	Redeemable in whole but not in part, prior to March 15,
Rating Agency Event:	2017, for cash in an amount equal to the make-whole
redemption amount.

“Make-whole redemption amount” for a “Tax Event” or a
“Rating Agency Event” means the sum of (i) the present
value of the aggregate principal amount outstanding of the
notes to be redeemed on the payment date falling on March
15, 2017 and (ii) the present values of scheduled semi-annual interest payments from, but not including, the date fixed for redemption through and including the payment date on March
15, 2017, in each case discounted to the date fixed for
redemption on a semi-annual basis (assuming a 360-day year
consisting of twelve 30-day months) at the Treasury rate plus
50 basis points, plus any accrued and unpaid interest, together with any compounded interest to the date of redemption, as
calculated by the quotation agent; provided, however that in no event will the make-whole redemption amount be less
than the par redemption amount.

Share Cap Amount:	65,000,000 shares of common stock of the Issuer

Denominations:	Minimum denominations of $2,000 and integral multiples of
$1,000 in excess of $2,000

Joint Bookrunners:	J.P. Morgan Securities Inc., Lehman Brothers Inc. and UBS
Securities LLC

_____________________________________

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 212-834-4533, Lehman Brothers Inc. toll free at 888-603-5847 or UBS Securities LLC toll free at 888-722-9555 ext. 1088.

EXHIBIT B

Form of Opinion of Shearman and Sterling LLP

1.

The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with corporate power and authority under such laws to conduct its business as described in the Disclosure Package and the Final Prospectus.

2.

The Company (a) has the corporate power to execute, deliver and perform its obligations under each of the Underwriting Agreement, the Notes and the Indenture (each an “Opinion Document” and collectively, the “Opinion Documents”) to which it is a party and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of its obligations under each Opinion Document to which it is a party.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.

The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.

The Notes have been duly executed by the Company and, when duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, entitled to the benefits of such Indenture and enforceable against the Company in accordance with their terms.

6.

The statements in the Disclosure Package and the Final Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities,” insofar as such statements constitute summaries of the instruments or documents referred to therein, fairly summarize in all material respects the instruments or documents referred to therein.

7.

The execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Notes do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a violation of the Company’s certificate of incorporation or by-laws, (b) result in a violation of Generally Applicable Law or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any document or contract filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2006 pursuant to Items 601(b)(4) or 601(b)(10) of Regulation S-K under the Securities Act, or the Company’s Current Report on Form 8-K filed with the Commission on February 1 and February 13, 2007.

8.

The Company is not and, after giving effect to the issuance of the Notes and the use of proceeds therefrom, as specified in the Final Prospectus, will not be required to register as an investment company under the Investment Company Act of 1940, as amended.

9.	The Indenture has been duly qualified under the Trust Indenture Act.

10.

No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of the Underwriting Agreement, the Indenture and the Notes (as applicable), except as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Notes.

11.

To our knowledge, as of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for such purpose have been initiated or threatened by the Commission.

12.

The descriptions of U.S. federal income tax consequences set forth under “Certain U.S. Federal Income Tax Considerations” in the Disclosure Package and the Final Prospectus, insofar as such descriptions constitute statements of U.S. federal income tax law or legal conclusions and subject to the limitations and conditions described herein, are accurate in all material respects.

13.	The notes will be treated as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point).

14.

In our opinion, (a) each of the documents incorporated by reference in the Final Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Final Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

15.

No facts came to our attention which gave us reason to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we have not been requested to comment), as of the date of the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2006 or as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of 3:00 p.m. (Eastern Time) on March

13, 2007 (the “Applicable Time ”), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of its date, and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C

Form of Opinion of CIT Group Inc.

     1.      The Company is duly qualified or licensed and in good standing, or such other comparable status, as a foreign corporation in each jurisdiction where its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of the Company.

     2.      The Company and each of its subsidiaries listed on Schedule I hereto is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization, has the corporate power to transact the business in which it is engaged, is duly qualified and in good standing, or such other comparable status, as a foreign corporation or other business entity in each of the several states and jurisdictions where its business requires such qualification and is duly licensed to carry on such business in each of the several states and jurisdictions where its business requires such licensing and where the failure to be so qualified or licensed would have a material adverse effect on the consolidated financial position and results of operations of the Company.

     3.      To my knowledge, there are no legal or governmental proceedings required to be described in the Registration Statement, Disclosure Package or the Final Prospectus which are not described as required, or any contracts or documents of a character required to be described in the Registration Statement, Disclosure Package or the Final Prospectus or to be filed as exhibits thereto which are not described and filed as required.